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                                  EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use of our report dated January 23, 1997 in the
Information Statement-Prospectus constituting part of the Registration Statement on Form S-4 of National Commerce Bancorporation. We also consent to the use of our name as it appears under the caption "Experts."


                                                Erwin & Company

Little Rock, Arkansas
January 27, 1998